UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2023

SIDUS SPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41154	46-0628183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Sykes Creek Parkway, Suite 200 Merritt Island, FL	32953
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 613-5620

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SIDU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2023, Sidus Space, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to issue and sell to such investor, in a registered direct offering (the “Offering”), an aggregate of 2,000 shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share and stated value of $1,000 per share (the “Series A Preferred Stock”) at an offering price of $1,000 per share. Each share of Series A Preferred Stock is convertible into shares of the Company’s Class A Common Stock at an initial conversion price of 0.10152 per share (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions). The Series A Preferred Stock (and the shares of the Company’s Class A common stock (the “Class A Common Stock”)) underlying the Series A Preferred Stock) were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-273430), which was originally filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2023 and declared effective by the SEC on August 14, 2023.

The closing of the Offering is expected to occur on October 13, 2023, subject to the satisfaction of customary closing conditions. The aggregate gross proceeds from the Offering are expected to be $2 million. The Company expects to use the net proceeds from the Offering for general corporate purposes.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Among other covenants, the Purchase Agreement requires the Company to obtain the written consent of the requisite stockholders or hold a meeting of its stockholders not later than December 12, 2023, to seek approval under Nasdaq Stock Market Rule 5635(d) (the “Stockholder Approval”) for the issuance of shares of Common Stock at prices below the “Minimum Price” (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) on the date of the Purchase Agreement pursuant to the terms of the Series A Preferred Stock and the Warrants (the “Stockholder Approval Matters”). Stockholders holding 10 million shares of the Company’s Class B Common Stock, representing approximately 61% of the voting power of the Company’s outstanding common stock as of September 30, 2023, have executed agreements to vote their shares in favor of the Stockholder Approval Matters.

On October 12, 2023, the Company filed the Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designations”), designating 2,000 shares of Series A Preferred Stock, with the Secretary of State of the State of Delaware.

The holders of the Series A Preferred Stock will be entitled to dividends of 10% per annum, which will, at our sole election, be payable quarterly or if not paid, will increase the stated value of the Series A Preferred Stock, in accordance with the terms of the Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), including, among other things, the suspension from trading or the failure of the Class A Common Stock to be listed on an Eligible Market, the failure to cure a Conversion Failure or a Delivery Failure, and the Company’s failure to pay any amounts due to the holders of the Series A Preferred Stock when due, the Series A Preferred Stock will accrue dividends at the rate of 20% per annum. Upon conversion, the holders of the Series A Preferred Stock are also entitled to receive a dividend make-whole payment calculated at the dividend rate then in effect and assuming that the stated value of the shares of Series A Preferred Stock remained outstanding through and including the one year anniversary of the applicable date of conversion. In connection with a Triggering Event, each holder of Preferred Shares will be able to require the Company to redeem in cash any or all of the holder’s Preferred Shares at a premium set forth in the Certificate of Designations.

The Series A Preferred Stock is convertible at any time after the date of issuance into shares of the Company’s Class A common stock at an initial conversion price of $0.10152 per share of Class A Common Stock, subject to adjustment as set forth in the Certificate of Designations. The Series A Preferred Stock will initially be convertible into an aggregate of 19,700,552 shares of the Company’s Class A Common Stock.

Notwithstanding the foregoing, the Company’s ability to settle conversions is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company obtains the Stockholder Approval. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Certificate of Designations or Warrants.

The Company will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, acquisition and investment transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters.

There is no established trading market for the Series A Preferred Stock and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series A Preferred Stock on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series A Preferred Stock will be limited.

In the event of a fundamental transaction, as described in the Certificate of Designations and generally including any reorganization, recapitalization or reclassification of the Company’s common stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the Company’s outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the Company’s outstanding common stock, the holders of the Series A Preferred Stock will be entitled to receive upon conversion of the Series A Preferred Stock the kind and amount of securities, cash or other property that the holders would have received had they converted the Series A Preferred Stock immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Series A Preferred Stock.

The Series A Preferred Stock has no voting rights except as required by law (including under the Delaware General Corporation Law).

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or a Liquidation (as defined in the Certificate of Designations), the then holders of the Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company, before any amount shall be paid to the holders of any of shares of Junior Stock (as defined in the Certificate of Designations), but pari passu with any Parity Stock (as defined in the Certificate of Designations) then outstanding, an amount per share of Series A Preferred Stock equal to the greater of (A) 200% of the Conversion Amount (as defined in the Certificate of Designations) of such share of Series A Preferred Stock on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such share of Series A Preferred Stock into Class A Common Stock immediately prior to the date of such payment.

Concurrently with the sale of the Series A Preferred Stock, pursuant to the Purchase Agreement in a concurrent private placement, for each share of Class A Common Stock issuable upon conversion of the Series A Preferred Stock purchased by the investor, such investor received from the Company an unregistered warrant (the “Warrant”) to purchase one share of Class A Common Stock (the “Warrant Shares”). Each Warrant will be exercisable for one share of the Company’s Class A Common Stock at an exercise price of $0.10152 per share, will be exercisable immediately upon issuance, and will have a term of five years from the date of issuance. The exercise price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Class A Common Stock, or securities convertible, exercisable or exchangeable for Class A Common Stock, at a price below the then-applicable exercise price (subject to certain exceptions).

The Warrants and the shares of Class A Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) were sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions as set forth in the Purchase Agreement, from the date of the Purchase Agreement until ninety (90) days after the Closing Date (the “Restrictive Period”), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Class A Common Stock or Class A Common Stock equivalents. During the Restrictive Period and at any time thereafter while the Registration Statement (as defined below) is not effective or the prospectus contained therein is not available for use or the investor is not otherwise able to sell its Warrant Shares pursuant to Rule 144, the Company is prohibited, subject to certain limited exceptions, from filing a registration statement or offering statement under the Securities Act. In addition, the Company is prohibited from entering into a Variable Rate Transaction (as defined in the Purchase Agreement) until less than 20% of the Preferred Shares remain outstanding, subject to certain limited exceptions.

On October 11, 2023, the Company entered into a registration rights agreement with the investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to prepare and file with the SEC a registration statement on Form S-1 (the “Registration Statement”) registering the resale of the Warrant Shares within 30 days of the date of the Purchase Agreement (the “Filing Deadline”) and to use its best efforts to have the Registration Statement declared effective with the SEC by the earlier of (i) January 11, 2024, or (ii) the second business day after the date the Company is notified by the SEC that the Registration statement will not be reviewed (the “Effectiveness Deadline”). In the event that the Company fails to file the Registration Statement by the Filing Deadline, have it declared effective by the Effectiveness Deadline, or the prospectus contained therein is not available for use or the investor is not otherwise able to sell its Warrant Shares pursuant to Rule 144, the Company shall be required to pay the investor an amount equal to 2% of the investor’s purchase price on the date of such failure and on every thirty date anniversary until such failure is cured (the “Registration Delay Payments”). In the event that the Company fails to make such Registration Delay Payments in a timely manner, the Registration Delay payments shall bear interest at a rate of 1.5% per month until paid in full. The Company also granted piggyback rights to the investor under the Registration Rights Agreement.

On October 11, 2023, the Company entered into a director nomination agreement with one of the investors in the Offering (the “Director Nomination Agreement”), pursuant to which the Company granted such investor the right to appoint pr nominate one individual for election to the Board of Directors of the Company (the “Board”) on or before September 30, 2024 and until the Company’s 2025 annual meeting of stockholders

On October 11, 2023, the Company entered into an engagement agreement with Dawson James Securities, Inc., as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “reasonable best efforts” basis in connection with the above offering. The Company agreed to pay the Placement Agent an aggregate cash fee equal to 7% of the gross proceeds from the sale of securities in this offering, provided that for any investors introduced to the Offering by the Company, the cash fee shall be 6%. The Company also agreed to reimburse the Placement Agent up to $30,000 for fees and expenses of legal counsel and other out-of-pocket expenses. In addition, the Company agreed to issue to the Placement Agent or its designees warrants to purchase up to 3% of the aggregate number of securities sold in the Offering (the “Placement Agent Warrants”) with an exercise price of $0.1269 per share and exercisable for five years from the date of closing of this offering.

The foregoing description of the Certificate of Designations, the Warrant, the Placement Agent Warrant, the Purchase Agreement, the Registration Rights Agreement, and the Voting Agreement is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, form of Warrant, form of Placement Agent Warrant, form of Purchase Agreement, and form of Registration Rights Agreement, copies of which are filed as Exhibits 3.1, 4.1 4.2, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The legal opinion and consent of Sheppard, Mullin, Richter & Hampton LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclose under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported on a Current Report on Form 8-K filed with the SEC, on September 28, 2023, the Board approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) classifying the Board of Directors into 3 separate classes. On October 9, 2023, the Board approved an amendment to the Bylaws to declassify the Board.

The foregoing description of Amendment No. 2 to the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2 to the Amended and Restated Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

In addition, Reference is made to the disclose regarding the Certificate of Designations under Item 1.01 above which is hereby incorporated in this Item 5.03 by reference.

Item 8.01 Other Events.

On October 12, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock
3.2	Amendment No. 2 to Amended and Restated Bylaws of Sidus Space, Inc.
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Sheppard, Mullin, Richter & Hampton LLP Legal Opinion
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press release dated October 12, 2023
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIDUS SPACE, INC.
Dated: October 13, 2023
	By:	/s/ Carol Craig
	Name:	Carol Craig
	Title:	Chief Executive Officer

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